Registration Statement No. 333-164374
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to the FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIKING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	86-0913802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

John Kennedy
Viking Systems, Inc.	Viking Systems, Inc.
134 Flanders Road	134 Flanders Road
Westborough, MA 01581	Westborough, MA 01581
(508) 366-3668	(508) 366-3668
(Address of registrant’s principal executive offices)	(Name, address of agent for service)

Copies of communications to:
Amy M. Trombly, Esq.
1320 Centre Street, Suite 202
Newton, MA 02459
Phone (617) 243-0060
Fax (617) 243-0066

Approximate date of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Viking Systems, Inc. (the “Registrant”) previously registered 15,000,000 shares of its common stock, par value $0.001 per share, pursuant to the Registration Statement on Form S-1 (File No. 333-164374) filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2010, as amended by Amendment No. 1 thereto which was filed with the Commission on February 2, 2010, as amended by Amendment No. 2 thereto which was filed with the Commission on February 8, 2010, and as amended by Amendment No. 3 thereto which was filed with the Commission on February 10, 2010  (as amended, the “Registration Statement”).The Registration Statement was declared effective on February 12, 2010.

The Registration Statement related to the offer and resale of up to 15,000,000 shares of the Registrant’s common stock, par value $0.001 per share, by a selling stockholder, Dutchess Opportunity Fund, II (“Dutchess”), pursuant to the investment agreement the Registrant entered into with Dutchess on January 5, 2010 (the “Investment Agreement”). The Investment Agreement was terminated on May 10, 2011.

Since the Registration Statement was declared effective on February 12, 2010, through May 4, 2011, the Registrant sold 12,546,232 shares to Dutchess for total net proceeds of $3,229,774. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 2,453,768 shares of common stock not sold under the Investment Agreement and as previously registered in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Westborough, Commonwealth of Massachusetts, on July 29, 2011.

VIKING SYSTEMS, INC.

Dated: July 29, 2011	By: /s/ John Kennedy
Chief Executive Officer
(Principal Executive Officer)

Dated: July 29, 2011	By: /s/ Robert Mathews
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity	Date

/s/ John Kennedy	President, Chief Executive Officer, and Director	July 29, 2011
John Kennedy	(Principal Executive Officer)

/s/ Robert Mathews	Executive Vice President and Chief Financial Officer	July 29, 2011
Robert Mathews	(Principal Financial and Accounting Officer)

/s/ William C. Bopp	Chairman of the Board of Directors	July 29, 2011
William C. Bopp

/s/ William Tumber	Director	July 29, 2011
William Tumber

/s/ Joseph A. DePerio	Director	July 29, 2011
Joseph A. DePerio

/s/ Hooks K. Johnston	Director	July 29, 2011
Hooks K. Johnston

/s/ Amy S. Paul	Director	July 29, 2011
Amy S. Paul